EXHIBIT 10.10
PATTERSON COMPANIES, INC.
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
PURSUANT TO PATTERSON COMPANIES, INC.
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

Name:	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Grant Date:	%%AWARD_DATE,’Month DD, YYYY’%-%
Award Number:	%%AWARD_NUMBER%-%
Shares Granted:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%
Market Value:	%%MARKET_VALUE%-%

RSA No: [RSA Number]
This Restricted Stock Award Agreement (the “Agreement”) is dated effective [Award Date] and is entered into by and between Patterson Companies, Inc., a Minnesota corporation (the “Company”), and [Director Name] (the “Director”).
WITNESSETH:
1.Award of Restricted Stock Award. Pursuant to the provisions of the Patterson Companies, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”) and subject to the additional terms and conditions set forth herein, the Director has been awarded on the date hereof [Shares Granted] shares of Common Stock ($0.01 par value) of the Company (the “Restricted Stock”) valued at [Market Value] for each share.
2.Terms and Conditions. It is understood and agreed that this Agreement and the Restricted Stock are subject to the following terms and conditions and to the terms and conditions of the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety. The Director, by execution of this Agreement, acknowledges having access to a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will control. All capitalized terms in this Agreement not otherwise defined shall have the meaning(s) ascribed to them in the Plan.
3.Restrictions. The Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether voluntarily or involuntarily, by operation of law or otherwise, until the Vesting Date for the Restricted Stock, or portion thereof, that is shown on Schedule I attached hereto. On the Vesting Date(s) shown on the attached Schedule, and provided the Director is then serving on the Company’s Board of Directors (the “Board”) (subject to the exception set forth in the Plan), the Director shall receive the Restricted Stock, or portion thereof which has vested, free of all restrictions.
4.Forfeiture Provision. If the Director’s service on the Board terminates for any reason prior to the latest Vesting Date listed on Schedule I (subject to the exception set forth in the Plan), any unvested Restricted Stock shall be forfeited, and such unvested Restricted Stock shall be cancelled and become part of the authorized but unissued stock reserved for issuance under the Plan.
5.Notices. Any notice to the Company shall be addressed to it at its principal executive offices, located at 1031 Mendota Heights Road, St. Paul, Minnesota 55120. Any notice to the Director shall be addressed to him or her at the current home address on record with the Company.
6.Governing Law. This Agreement shall be governed by the laws of the State of Minnesota without regard to choice of law principles.
7.Company’s Insider Trading Policy Acknowledgement. The Director acknowledges that he or she has received, or has had access to, the Company’s Securities Trading and Information Disclosure Policy effective as of June 10, 2024, or any subsequent version or iteration of such policy (the “Insider Trading Policy”). The Director acknowledges, agrees and understands that any purchase or sale of shares of Common Stock, including any Restricted Stock, or any attempted sale or transfer of the Restricted Stock, are subject to and governed by the provisions of the Insider Trading Policy. By executing this Agreement or accepting this award, the Director agrees to abide by and follow such the terms of the Insider Trading Policy.
The Company has caused this Agreement to be executed by a duly authorized officer. The Director has agreed to accept and execute this Agreement electronically using the grant acceptance procedures on Employee’s E*TRADE Financial Services account.

Restricted Stock Award

Vesting Schedule

Vesting Date	%
[Vesting Date]	100%

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